Exhibit 4.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:16 PM 09/08/2008
FILED 12:00 PM 09/08/2008
SRV 080932687 – 3435435 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Penn Virginia Resource Holdings Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Powell River Rail Corporation, a Virginia corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Penn Virginia Resource Holdings Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is Common A 1,000 and Common B 1,000.

SIXTH: The merger is to become effective upon filing.

SEVENTH: The Agreement of Merger is on file at 100 Matsonford Road Suite 300, Radnor, PA 19087, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 5th day of September, A.D., 2008.

By:
Authorized Officer

Name:	Nancy M. Snyder
Print or Type

Title:	Vice President

CERTIFICATE OF INCORPORATION

OF

PENN VIRGINIA RESOURCE HOLDINGS CORP.

FIRST: The name of the corporation is Penn Virginia Resource Holdings Corp. (the “Corporation”).

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Thousand (5,000) shares of Common Stock with a par value of One Cent ($.01) per share.

FIFTH: The name of the incorporator is Jeffrey W. Burnett and his mailing address is c/o Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700.Dallas, Texas 75201. The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

SIXTH: The names and mailing addresses of the directors, who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

Name	Address
A. James Dearlove	Penn Virginia Corporation
One Radnor Corporate Center
100 Matsonford Rd. Suite 200
Radnor, PA 19087-4515

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/13/2001
010452616 – 3435435

Nancy M. Snyder	Penn Virginia Corporation
One Radnor Corporate Center
100 Matsonford Rd. Suite 200
Radnor, PA 19087-4515

Keith D. Horton	Penn Virginia Corporation
One Radnor Corporate Center
100 Matsonford Rd. Suite 200
Radnor, PA 19087-4515

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, us the case may be, and also on the corporation.

NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the preceding sentence, a director of the corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation or bylaws of the corporation, from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of this corporation by this certificate of incorporation or any amendment hereof are subject to such right of the corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of September, 2001.

Jeffrey W. Burnett, Incorporator

0369063 - 3

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, SEPTEMBER 8, 2008

The State Corporation Commission finds the accompanying articles submitted on behalf of

PENN VIRGINIA RESOURCE HOLDINGS CORP (A DE CORPORATION NOT QUALIFIED IN VA)

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective September 8, 2008. Each of the following:

POWELL RIVER RAIL CORPORATION

is merged into PENN VIRGINIA RESOURCE HOLDINGS CORP (A DE CORPORATION NOT QUALIFIED IN VA), which continues to exist under the laws of DELAWARE with the name PENN VIRGINIA RESOURCE HOLDINGS CORP (A DE CORPORATION NOT QUALIFIED IN VA), and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By
Commissioner